Exhibit 32.1

PERIODIC REPORT CERTIFICATION

of the Chief Executive Officer and Chief Financial Officer

I, Dennis C. Pence, Chairman of the Board of Directors, President and Chief Executive Officer of Coldwater Creek Inc. (the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the report of the Company on Form 10-Q for the quarterly period ended October 30, 2010, as filed with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis C. Pence
Dennis C. Pence
Chairman of the Board of Directors
President and Chief Executive Officer
(Principal Executive Officer)
December 7, 2010

I, James A. Bell, Senior Vice President, and Chief Financial Officer of Coldwater Creek Inc. (the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the report of the Company on Form 10-Q for the quarterly period ended October 30, 2010, as filed with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James A. Bell
James A. Bell
Senior Vice President
Chief Financial Officer
(Principal Financial Officer)
December 7, 2010